SCHEDULE 14A
                                 (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12

                        STEWARDSHIP FINANCIAL CORPORATION
            --------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

  -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:


      --------------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:


      --------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


      --------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:


      --------------------------------------------------------------------------

(5)   Total fee paid:


      --------------------------------------------------------------------------

      |_| Fee paid previously with preliminary materials:

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:_____________________________________________

      (2)   Form, Schedule or Registration Statement No.:_______________________

      (3)   Filing Party:_______________________________________________________

      (4)   Date Filed:_________________________________________________________

================================================================================

                        Stewardship Financial Corporation
                                630 Godwin Avenue
                       Midland Park, New Jersey 07432-1405


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TUESDAY, MAY 9, 2006


To Our Shareholders:


         The Annual Meeting of Shareholders of Stewardship Financial Corporation (the "Corporation") will be held at the Christian Health Care Center, Wyckoff, New Jersey, (use the Mountain Avenue entrance) on May 9, 2006, at 7:00 P.M. for the following purposes:


         1. To elect the three (3) directors named in the attached Proxy Statement for three year terms.

         2.       To  adopt  the  2006  Stock   Option  Plan  for   Non-Employee
                  Directors.

         3. To ratify the appointment of Crowe Chizek and Company LLC as the Corporation's independent auditors for the fiscal year ending December 31, 2006.

         4. To transact such other business as may properly come before the meeting.


         Shareholders of record at the close of business on March 27, 2006 are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is requested that the enclosed proxy be executed and returned to our transfer agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016, in the envelope provided.


                                              By Order of the Board of Directors

                                              /s/ Robert J. Turner

                                              Robert J. Turner
                                              Corporate Secretary


April 6, 2006

                        Stewardship Financial Corporation
                                630 Godwin Avenue
                       Midland Park, New Jersey 07432-1405

                         ------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 9, 2006

                         ------------------------------

         This Proxy Statement is being furnished to shareholders of Stewardship Financial Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used at the Annual Meeting of Shareholders and at any adjournment of the meeting. You are cordially invited to attend the Annual Meeting that will be held at the Christian Health Care Center, Wyckoff, New Jersey, (use the Mountain Avenue entrance) on Tuesday, May 9, 2006 at 7:00 P.M. The Annual Report to shareholders, including consolidated financial statements for the fiscal year ended December 31, 2005, and a proxy card accompany this Proxy Statement, which is first being mailed to shareholders on or about April 6, 2006.

Voting of Securities

         The securities which may be voted at the Annual Meeting consist of shares of common stock, no par value, of the Corporation ("Common Stock") with each share entitling its owner to one vote on each matter properly brought before the Annual Meeting.

         The close of business on March 27, 2006, has been fixed by the Board of Directors as the record date for the determination of shareholders of record entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The total number of shares of Common Stock outstanding on the record date was 4,758,907 shares.

         Regardless of the number of shares of Common Stock you own, it is important that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the direction given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of each of the nominees for director named in the Proxy Statement, "FOR" the adoption of the 2006 Stock Option Plan for Non-Employee Directors and "FOR" the ratification of Crowe Chizek and Company LLC as the Corporation's independent auditors for the fiscal year ending December 31, 2006. Should any other matters be properly presented at the Annual Meeting for consideration, such as consideration of a motion to adjourn the meeting to another time, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Other than the matters set forth in the attached Notice of

Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that may be presented for consideration at the Annual Meeting.

         A proxy may be revoked at any time prior to its exercise by sending a written notice of revocation to Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016. In addition, a proxy filed prior to the Annual Meeting may be revoked by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

Quorum

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Required Vote

         There is no cumulative voting in the election of directors. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees is withheld. Thus, a nominee for director may be elected even if the nominee receives votes from holders of less than a majority of shares represented at the meeting.

Cost of Proxy Solicitation

         The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Corporation. Directors, officers and other employees of the Corporation may solicit proxies on behalf of the Corporation in person or by telephone, e-mail, facsimile or other electronic means. These directors, officers and employees will not receive additional compensation for such services. The Corporation will reimburse the reasonable expenses of brokerage firms and other custodians and nominees for sending proxy materials to, and obtaining proxies from, beneficial owners.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Corporation's Certificate of Incorporation and its bylaws authorize a minimum of one and a maximum of twenty-five directors, but the exact number is fixed by resolution of the Board of Directors. The Board has fixed the current number of directors at eleven. The Board has been divided into three classes. One class is elected each year to serve a term of three years. Directors elected at this Annual Meeting will be elected to serve for a term of three years through May, 2009, or until their successors are duly elected and qualified.

         Each nominee has indicated to the Corporation that he or she will serve if elected. The Corporation has no reason to believe that any of the nominees will be unable to stand for election. Unless authority to vote for any of the nominees is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors. If, for any reason, any of the nominees becomes unavailable for election, the proxy solicited by the Board of Directors will be voted for a substitute nominee selected by the Board of Directors.

         The Board of Directors recommends that you vote "FOR" the election of the nominees named in this Proxy Statement.

Directors and Nominees for Director

         The following sets forth the names of our nominees for director and directors continuing to serve on our Board following the Annual Meeting; their ages; a brief description of their recent business experience, including present occupations; the year in which each became a director of the Corporation and our wholly-owned subsidiary, Atlantic Stewardship Bank (the "Bank"); and the names of any public companies for which they serve on the board of directors.

         Information With Respect to the Nominees for Director With Terms Expiring in 2009

         Robert J. Turner, age 66, has been a director of the Corporation since 1997. Mr. Turner has been a director of the Bank since 1985. From 1966 to 2002, Mr. Turner was the president of The Turner Group, an insurance brokerage company. Mr. Turner is currently retired.

         William J. Vander Eems, age 56, has been a director of the Corporation since 1997. Mr. Vander Eems has been a director of the Bank since 1991. Since 1973, Mr. Vander Eems has been the president of William Van Der Eems, Inc., a general contracting company.

         Paul Van Ostenbridge, age 53, has been a director of the Corporation since 1997 and has served as President and Chief Executive Officer of the Corporation since 1997. Mr. Van Ostenbridge has been a director of the Bank since 1985 and has served as its president and chief executive officer since 1985.

         Information With Respect to the Directors With Terms Expiring in 2008

         William C. Hanse, age 71, has been a director of the Corporation since 1997. Mr. Hanse has been a director of the Bank since 1985. Since 1990, Mr. Hanse has been a partner of the law firm Hanse & Hanse.

         Margo Lane, age 55, has been a director of the Corporation since 1997. Ms. Lane has been a director of the Bank since 1994. Since 2004, Ms. Lane has been the sales and marketing coordinator of PBI-Dansensor America Inc., a company that sells and services equipment for industrial instrumentation and process control. From 1976 to 2002, Ms. Lane served as the corporate communications manager of Garden State Paper Company, LLC, a newsprint manufacturing company.

         Arie Leegwater, age 72, has been a director of the Corporation since 1997 and has been Chairman of the Board since 1997. Mr. Leegwater has been a director of the Bank since 1985 and has been Chairman of the Board of the Bank since 1994. Since 1988, Mr. Leegwater has been the owner of Arie Leegwater Associates LLC, a general contracting company. Since 2002, Arie Leegwater has been a partner in ARIEANJE LLC, a company engaged in owning and renting real estate. Since 1993, Mr. Leegwater has been an arbitrator with the American Arbitrator Association.

         John L. Steen, age 68, has been a director of the Corporation since 1997. Mr. Steen has been a director of the Bank since 1985. Since 1972, Mr. Steen has been the president of Steen Sales, Inc., a textile company. Since 1972, Mr. Steen has been president of Dutch Valley Throwing Co., a textile company.

         Information With Respect to Directors for Terms Expiring in 2007

         Harold Dyer, age 78, has been a director of the Corporation since 1997. Mr. Dyer has been a director of the Bank since 1985. From 1957 to 1981, Mr. Dyer was president of White Laundry, Inc., a laundry service company. Mr. Dyer is currently retired.

         Abe Van Wingerden, age 69, has been a director of the Corporation and the Bank since 2001. Mr. Van Wingerden has been Vice Chairman of the Board for the Corporation and the Bank since 2005. Since 1985, Mr. Van Wingerden has been the president of Abe Van Wingerden Company, Inc. T/A Van Wingerden Farms, a retailer of garden equipment and supplies.

         Michael Westra, age 40, has been a director of the Corporation and the Bank since 2005. Since 1991, Mr. Westra has been General Manager of Wayne Tile Company, an importer of tile and stone, providing wholesale and retail sales.

         Howard Yeaton, age 50, has been a director of the Corporation and the Bank since 2005. Since 2003, Mr. Yeaton has been Managing Principal of Financial Consulting Strategies, LLC, a firm providing strategic financial advice and services to emerging companies. Prior to 2003, Mr. Yeaton served as Vice President, Planning and Financial Services for Konica Photo USA, Inc.


      PROPOSAL 2 - APPROVAL OF THE 2006 STOCK OPTION PLAN FOR NON-EMPLOYEE
                                   DIRECTORS


         On March 21, 2006, the Board of Directors adopted the 2006 Stock Option Plan for Non-Employee Directors (the "2006 Non-Employee Plan"). Set forth below is a summary of certain important features of the 2006 Non-Employee Plan, which summary is qualified in its entirety by reference to the actual plan attached as Exhibit A to this Proxy Statement. All capitalized terms which are not defined herein are defined in the 2006 Non-Employee Plan.

         Purpose. The purpose of the 2006 Non-Employee Plan is to assist the Corporation and the Bank in attracting and retaining highly qualified persons as directors of the Corporation and the Bank and its subsidiaries, and to align the interests of such persons more closely with the interests of the Corporation's shareholders.

         Administration. The 2006 Non-Employee Plan will be administered by the Compensation Committee as appointed by the Board of Directors (the "Committee") from among members of the Board. The Committee will have no power to designate the optionees or to determine the number of shares subject to each option, the date of the grant, the exercise price for each option, or the terms and conditions governing the options. All of these terms are set by the 2006 Non-Employee Plan. The Committee will only be charged with the responsibility of interpreting the 2006 Non-Employee Plan and making all administrative determinations thereunder.

         Eligibility. All directors of the Corporation who are not also employees of the Corporation will receive options under the 2006 Non-Employee Plan. If the 2006 Non-Employee Plan is approved, the members of the Board of Directors on May 15, 2006 will be granted Stock Options to purchase 5,000 shares of Common Stock over a 5 year vesting schedule of 1,000 shares per director per year with the first options to become available for purchase on May 15, 2007. Individuals who become Non-Employee

Directors on or after May 15, 2006, will be granted Stock Options in amounts and with vesting rights set forth in the 2006 Non-Employee Plan.

         Shares Subject to the Plan. The 2006 Non-Employee Plan authorizes the issuance of up to 60,000 shares of Common Stock pursuant to the grant or exercise of the Stock Options. The 2006 Non-Employee Plan provides that the number and price of shares available for Stock Options and the number of shares covered by the outstanding Stock Options will be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Common Stock of the Corporation.

         Stock Options. The 2006 Non-Employee Plan permits the award of Stock Options. Each option granted under the plan must be evidenced by a written agreement which shall state the number of shares of Common Stock that are subject to the Stock Option, the exercise price, the term of the Stock Option and other terms the Committee may deem appropriate that are not consistent with the plan. The purchase price per share of such Common Stock covered by an option will be 100 percent of the Fair Market Value of such Common Stock on the day such Stock Option is granted. All Stock Options granted under the 2006 Non-Employee Plan will have a term of six years from the date of the grant subject to earlier termination pursuant to the terms of the plan.

         Vote Required. The proposal to adopt the 2006 Non-Employee Plan in the form attached to this proxy statement as Exhibit A will be submitted to the shareholders for adoption at the Annual Meeting. Adoption of this proposal requires an affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). Abstentions from voting and broker nonvotes on this particular proposal are treated as votes against, while shares not voted by brokers on any matters presented will have no effect on the adoption of this proposal. PROXY CARDS RECEIVED BY THE CORPORATION AND NOT REVOKED PRIOR TO OR AT THE ANNUAL MEETING WILL BE VOTED "FOR" PROPOSAL NO. 2 -- THE ADOPTION OF THE 2006 NON-EMPLOYEE PLAN.

The board of directors has adopted the 2006 Non-Employee Plan and recommends you vote "FOR" the adoption of the 2006 Non-Employee Plan.


        PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         On March 10, 2006, the Audit Committee of the Corporation appointed Crowe Chizek and Company LLC as its independent certified public accountants for the fiscal year ending December 31, 2006. Although the appointment of auditors is not required to be submitted to a vote of stockholders, the Board of Directors believes that it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders should not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and the Board of Directors will reconsider the appointment. It is expected that a representative of Crowe Chizek and Company LLC will be present at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

         The independent public accounting firm utilized by the Corporation during the fiscal year ended December 31, 2005 was KPMG LLP. KPMG LLP was dismissed as the Corporation's independent accountants on March 10, 2006. KPMG LLP's reports on the financial statements for the past two years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years ended December 31, 2005 and 2004 and through March 10, 2006, there were: (i) no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their report on the financial statements for such years, or (ii) no reportable events. It is expected that a representative from KPMG LLP will be present at the Annual Meeting.

         The affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification and approval of the appointment of auditors.

         The Board of Directors recommends a vote "FOR" ratification of the appointment of Crowe Chizek and Company LLC as the Corporation's independent auditors for the fiscal year ending December 31, 2006.

                              CORPORATE GOVERNANCE


Committees of the Board of Directors

         During 2005, the Board of Directors had a standing Audit Committee, Nominating Committee, and Compensation Committee. The charters of the Audit Committee, Nominating Committee and Compensation Committee, as approved by the Board of Directors in February, 2004, can be found on our website at www.asbnow.com.

         Audit Committee

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Board has adopted a written charter setting out the functions of the Audit Committee. The audit functions of the Audit Committee are to: (i) monitor the integrity of the Corporation's financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Corporation's independent external audit and internal audit functions; (iii) provide avenues of communication among the independent auditor, management, internal auditors and the Board of Directors; and (iv) encourage the adherence to, and continuous improvement of, the Corporation's policies, procedures and practices at all levels. The Audit Committee also reviews and evaluates the recommendations of the independent certified public accountant, receives all reports of examination of the Corporation and the Bank by regulatory agencies, analyzes such regulatory reports, and informs the Board of the results of their analysis of the regulatory reports. In addition, the Audit Committee receives reports directly from the Corporation's internal auditors and recommends any action to be taken in connection therewith.

         In 2005, the Audit Committee consisted of directors Dyer (Chairman), Steen and Van Wingerden. On November 8, 2005, Directors Westra and Yeaton joined the Committee. As of December 31, 2005, Director Van Wingerden retired from the Committee.

         Nominating Committee

         The  Nominating   Committee  nominates   candidates  to  serve  on  the
Corporation's Board of Directors. In 2005, the Nominating Committee consisted of directors Steen (Chairman), Hanse, Leegwater and Vander Eems.

         The Nominating Committee has adopted a procedure to consider recommendations for directorships submitted by shareholders holding at least 20% of our outstanding shares for a period of at least four years. Shareholders meeting these requirements, who wish the Nominating Committee to consider their recommendations for nominees for the position of director, should submit their recommendations in writing in care of Corporate Governance, Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, New Jersey 07432. Recommendations by shareholders meeting the share ownership requirements and that are made in accordance with these procedures will receive the same consideration given to nominees of the Nominating Committee.

         In its assessment of each potential candidate, the Nominating Committee will review the nominee's judgment, experience, independence, understanding of the Corporation's or other related industries and such other factors the Nominating Committee determines are pertinent in light of the current needs of the Board. The Nominating Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities.

         Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the Board of Directors, the Nominating Committee considers, in addition to the requirements set out in the Nominating Committee's charter, quality of experience, the needs of the Corporation and the range of talent and experience represented on the Board.

         Compensation Committee

         The Compensation Committee oversees the Corporation's and the Bank's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans. In 2005, the Compensation Committee consisted of directors Turner (Chairman), Lane, Leegwater, and Van Wingerden.

Independence of Directors

         As of December 31, 2005, the Board of Directors determined that ten of its eleven directors, including all members of the Audit, Nominating and Compensation Committees, are "independent" as defined in the listing standards of the NASDAQ Stock Market and SEC rules. Director Van Ostenbridge who serves as our President and Chief Executive Officer is not considered independent.

Board and Committee Meetings

         The Board of Directors of the Corporation held 12 meetings during 2005. The Audit Committee, Nominating Committee, and Compensation Committee met eight, eleven, and five times, respectively, during 2005. The Board of Directors holds regularly scheduled meetings each month and special meetings as circumstances require. All of the directors of the Corporation attended at least 75% of the total number of Board meetings held during 2005. In addition, each director who is a member of a committee of the Board of Directors attended at least 75% of the meetings for each committee of which he is a member. Each director of the Corporation is also a director of the Bank.

         The Corporation expects the Directors to attend the annual meeting. The Directors who attended the 2005 annual meeting were Dyer, Hanse, Lane, Leegwater, Steen, Turner, Vander Eems, Van Ostenbridge and Van Wingerden.

Communications with the Board of Directors

         Shareholders are invited to contact the Directors by writing to the Secretary of the Corporation, Robert J. Turner, at 630 Godwin Avenue, Midland Park, New Jersey 07432. These communications are not screened.

Compensation Committee Interlocks and Insider Participation

         During 2005, no executive officer of the Corporation (i) served as a member of the Compensation Committee of the Corporation of another entity, one of whose executive officers served on the Compensation Committee of the Corporation, (ii) served as a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) was a member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Corporation.

Compensation of Directors

         Directors' Fees

         Directors of the Corporation and the Bank, other than full-time employees of the Corporation and the Bank, receive fees of $1,800 per Board meeting attended, with the exception of the chairman who receives $2,800 per meeting attended. Directors of the Corporation and the Bank, other than full-time employees of the Corporation and the Bank, also receive a fee of $300 per committee meeting attended.

         Stock Option Plan for Non-Employee Directors

         The Corporation maintains the Stewardship Financial Corporation 2001 Stock Option Plan for Non-Employee Directors (the "2001 Non-Employee Plan"). The maximum number of shares of Common Stock subject to stock options granted under the 2001 Non-Employee Plan is 153,154 as adjusted for stock dividends and splits. As of March 27, 2006, 119,970 options to purchase shares of Common Stock have been granted under the 2001 Non-Employee Plan, of which 76,572 options have been exercised. The purchase price of the shares of Common Stock subject to options under the 2001 Non-Employee Plan is 100% of the fair market value on the date such option is granted. The plan expires on May 9, 2011.


                               EXECUTIVE OFFICERS

         Our executive officers are as follows:

          Name                Age                     Position
          ----                ---                     --------

Paul Van Ostenbridge          53       President and Chief Executive Officer
Julie E. Holland              46       Senior Vice President and Treasurer
Timothy G. Madden             56       Senior Vice President

         Officers are not appointed for fixed terms. Biographical information for our current officers who are not also directors follows.

         Julie E. Holland, age 46, has been Senior vice president and Treasurer since 2005 and was Vice President and Treasurer of the Corporation from 1997 until 2005. Ms. Holland joined the Bank in 1994 and has been Senior Vice President and Treasurer since 2005 and was Vice President and Treasurer of the Bank from 1997 until 2005.

         Timothy G. Madden, age 56, has served as Senior Vice President of the Corporation since 2005 and was Vice President from 2002 until 2005. Mr. Madden joined the Bank in 2001 and has served as its Senior Vice President since 2005 and was Vice President from 2001 until 2005. From 1989 until 2001, Mr. Madden served as the Vice President of private banking at Summit Bank. Mr. Madden has over 30 years experience in credit, sales and management in the commercial banking field.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth a summary of annual compensation for the last three fiscal years for the president and chief executive officer of the Corporation and any other executive officers whose individual remuneration exceeded $100,000.


                                                                    Long Term
                                                                   Compensation
                                      Annual Compensation             Awards
                                  --------------------------   --------------------
                                                                    Securities            All Other
          Name &                                     Bonus      Underlying Options     Compensation ($)
Principal Position         Year    Salary ($)       ($)(1)              (#)

Paul Van Ostenbridge       2005      235,000        36,464                 0                40,522 (2)
President and Chief
Executive Officer          2004      198,000        25,000                 0                37,498

                           2003      190,000        25,000             1,543                32,625

Timothy G. Madden          2005      131,450        15,380                 0                28,543 (3)
Sr. Vice President &
Senior Commercial Loan     2004      124,000        10,600                 0                23,834
Manager
                           2003      114,660        10,631               771                17,487

Julie E. Holland           2005      100,500        11,412                 0                16,718 (4)
Sr. Vice President &
Treasurer                  2004      89,000          8,100                 0                14,874

                           2003      85,500          8,137               771                13,963

------------

         (1) Includes bonuses earned through the Executive Compensation Plan and accrued during 2005, 2004 and 2003, which were paid in the first quarter of the following calendar years.

         (2) The amounts disclosed for Mr. Van Ostenbridge for fiscal 2005 includes 401(k) matching contributions of $5,250, profit sharing plan contributions of $20,461, life insurance and long term disability payments of $2,277, medical and vision insurance contributions of $7,114 and the imputed value of a personal car allowance in the amount of $5,420.

         (3) The amounts disclosed for Mr. Madden for fiscal 2005 includes 401(k) matching contributions of $3,135, profit sharing contributions of $13,186, life insurance and long term disability payments of $1,306 and medical and vision insurance contributions of $10,916.

         (4) The amounts disclosed for Ms. Holland for fiscal 2005 includes 401(k) matching contributions of $2,318, profit sharing contributions of $9,834, life insurance and long term disability payments of $854, and medical and vision insurance contributions of $3,712.

Stock Option Grants

Option Grants in Last Fiscal Year

         The Corporation did not grant any stock options during the fiscal year ended December 31, 2005.

Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

         The following table sets forth information regarding the aggregated option exercises during the fiscal year ended December 31, 2005, and the value of unexercised options held as of December 31, 2005, by each executive officer named in the Summary Compensation Table. The potential value of unexercised in-the-money options is based on the closing per share sales price of the Corporation's Common Stock of $14.50 on December 31, 2005.

                          Shares
                          Acquired                    Number of Securities
                          on          Value          Underlying Unexercised            Value of Unexcercised
                          Exercise    Realized       Options at December 31,           In-the-Money Options
            Name          (#)         ($)                    2005 (#)                  December 31, 2005 ($)
-----------------------------------------------   -------------------------------------------------------------
                                                  Exercisable     Unexercisable    Exercisable    Unexercisable
                                                  -----------     -------------    -----------    -------------
Paul Van Ostenbridge            0          0           46,937                 0       $440,747               $0

Timothy G. Madden               0          0              771                 0            690                0

Julie E. Holland                0          0           11,760                 0        106,187                0


Employee Stock Option Plan. The Corporation maintains the Stewardship Financial Corporation 1995 Stock Option Plan (the "Employee Plan"). Under the Employee Plan, 199,457 shares of Common Stock have been reserved for issuance. As of March 24, 2006, 102,062 options to purchase shares of Common Stock have been granted under the Employee Plan. Employees of the Corporation, the Bank, and any subsidiaries which the Corporation may incorporate or acquire are eligible to participate in the Employee Plan. The Compensation Committee manages the Employee Plan and selects participants from the eligible employees. No options granted under the Employee Plan may be exercised more than 10 years after the date of its grant. The purchase price for shares of Common Stock subject to options under the Plan may not be less than 100% of the fair market value on the date such options are granted.

Employee Stock Purchase Plan. The Corporation maintains the Stewardship Financial Corporation 1995 Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, 221,617 shares of Common Stock have been reserved for issuance. As of March 24, 2006, 31,295 shares of Common Stock have been purchased under the Purchase Plan. Shares acquired under the Purchase Plan may be obtained, at the discretion of the Corporation, from the authorized but unissued shares of Common Stock, treasury stock or from the open market. Employees of the Corporation, the Bank and any subsidiaries which the Corporation may incorporate or acquire, who work at least 20 hours per week, are eligible to participate in the Purchase Plan. Shares are purchased for participants through payroll deductions in a maximum amount of 10% of a participant's total compensation per pay period. Eligible employees must notify the Bank of their participation in the Purchase Plan and the amount of payroll deductions that will be applied to purchase shares for them. The funds contributed by each participant are used to purchase shares of Common Stock at 95% of the fair market value.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Corporation maintains a Compensation Committee, which oversees executive compensation issues. The compensation payable to the Corporation's and Bank's executive officers is determined by the Board of Directors of the Corporation and Bank upon recommendation of the Compensation Committee.

         Executive Compensation Policy. The Corporation's policy is to compensate its executives fairly and adequately for the responsibility assumed by them for the success and direction of the Corporation and the Bank, the effort expended in discharging that responsibility and the results achieved directly or indirectly from each executive's performance. "Fair and adequate compensation" is established after careful review of: (i) the Corporation's and the Bank's earnings; (ii) the Corporation's and the Bank's performance as compared to other companies of similar size and market area; and (iii) a comparison of what the market demands for compensation of similarly situated and experienced executives.

         Total compensation takes into consideration a mix of base salary, bonus, perquisites and stock options. The particular mix is established in order to competitively attract competent professionals, retain those professionals and reward extraordinary achievement. The Board of Directors also considers net income for the year and earnings per share of the Corporation and the Bank before finalizing officer compensation increases for the coming year.

         Based upon its current levels of compensation, the Corporation and the Bank are not affected by the provisions of the Internal Revenue Code that limit the deductibility to a corporation of compensation in excess of $1,000,000 paid to certain executive officers. Thus, the Corporation and the Bank have no policy regarding that subject.

         Base Salary. The Board of Directors of the Corporation bears the responsibility for establishing base salary. Salary is minimum compensation for any particular position and is not tied to any performance formula or standard. However, that is not to say that poor performance will not result in termination. Acceptable performance is expected of all executive officers as a minimum standard. To establish salary, the following criteria are used: (i) position description; (ii) director responsibility assumed; (iii) comparative studies of peer group compensation (special weight is given to local factors as opposed to national averages); (iv) earnings performance of the Corporation and the Bank resulting in availability of funds; and (v) competitive level of salary to be maintained to attract and retain qualified and experienced executives.

         Stock Options. Recommendations for stock option awards are made by the Compensation Committee, which then makes recommendations to the entire Board of Directors for final action. The Compensation Committee meets to evaluate meritorious performance of all officers and employees for consideration to receive stock options.

         The Compensation Committee makes awards based upon the following criteria: (i) position of the officer or employee in the Corporation or the Bank; (ii) the benefit that the Corporation or the Bank has derived as a result of the efforts of the award candidate under consideration; and (iii) the Corporation's and the Bank's desire to encourage long term employment of the award candidate.

         Perquisites, such as Corporation and Bank automobiles and their related expenses and auxiliary insurance benefits, which the Board of Directors of the Corporation may approve from time to time, are determined and awarded pursuant to evaluation under the same criteria used to establish base salary.

         Compensation of CEO. Paul Van Ostenbridge is President and Chief Executive Officer of the Corporation and the Bank. Mr. Van Ostenbridge has held his respective positions at the Corporation and the Bank since the inception of both companies. The Corporation and the Bank have continued to make progress toward their goals during Mr. Van Ostenbridge's tenure as president and chief executive officer. In 2005, Mr. Van Ostenbridge's total annual salary compensation increased 18.7% above his total annual salary compensation in 2004. The Board of Directors determined that this increase represents fair compensation in view of Mr. Van Ostenbridge's level of personal performance in 2005, the results achieved by the Corporation and the Bank, and the compensation levels of other executives in the banking industry.



                                   Submitted by:

                                   Compensation Committee
                                   Robert J. Turner, Chairperson
                                   Margo Lane
                                   Arie Leegwater
                                   Abe Van Wingerden


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to the Corporation's and the Bank's directors and executive officers and to corporations, organizations or other entities for which they serve as officers or directors, or in which they have beneficial ownership interests of 10 percent or more. These loans have all been made in the ordinary course of banking business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth information concerning the beneficial ownership of the Corporation's Common Stock as of March 24, 2006, by (i) each person who is known by the Corporation to own beneficially more than 5% of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Corporation, (iii) each executive officer of the Corporation named in the Summary Compensation Table and (iv) all directors and executive officers of the Corporation as a group. Other than as set forth in this table, the Corporation is not aware of any individual or group, which holds in excess of 5% of the outstanding Common Stock. The percentage of beneficial ownership is based on 4,758,907 shares of Common Stock outstanding as of March 24, 2006.


                                                                   Number of Shares         Percent
                  Name of Beneficial Owner (1)                  Beneficially Owned (2)      of Class
                  ---------------------------                   ----------------------      --------
William Almroth (3)                                                  243,936                 5.13%

Harold Dyer (4)                                                       49,189                 1.03%

William C. Hanse (5)                                                 115,674                 2.43%

Margo Lane (6)                                                        46,624                     *

Arie Leegwater (7)                                                    55,950                 1.18%

John L. Steen  (8)                                                   105,066                 2.21%

Robert J. Turner (9)                                                 128,018                 2.68%

William J. Vander Eems (10)                                          192,597                 4.04%

Paul Van Ostenbridge (11)                                             69,853                 1.45%

Abe Van Wingerden (12)                                               210,964                 4.43%

Michael Westra (13)                                                    5,560                     *

Howard R. Yeaton Jr. (14)                                              4,306                     *

Julie E. Holland (15)                                                 16,299                     *

Timothy G. Madden (16)                                                 5,229                     *
5% Shareholders, Directors and Executive Officers of the
Corporation and Bank as a group (14 persons)                       1,249,265                25.70%
                                                                   =========                ======

-------------

         * Indicates less than 1% of the outstanding shares of the Corporation's Common Stock.

         (1) Unless noted, the address of each shareholder is c/o Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, New Jersey 07432-1405.

         (2) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. They also include shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the Corporation's Dividend Reinvestment Plan.

         (3) Includes 138,386 shares held by Mr. Almroth's spouse in her own name. Mr. Almroth's address is 210 Totowa Road, Wayne, New Jersey, 07470.

         (4) Includes 7,658 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006.

         (5) Includes 33,304 shares held jointly by Mr. Hanse and his spouse; 9,977 shares held by Mr. Hanse's spouse in her own name; and 2,552 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006. Mr. Hanse disclaims beneficial ownership of the common stock held by his spouse.

         (6) Includes 10,884 shares held jointly by Mrs. Lane and her spouse; 745 shares held by Mrs. Lane's spouse as custodian for their children; and 2,552 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006. Mrs. Lane disclaims beneficial ownership of the common stock held by her spouse.

         (7) Includes 14,990 shares held jointly by Mr. Leegwater and his spouse; 21,354 shares held by trusts of which Mr. Leegwater is the trustee; and 2,553 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006. Mr. Leegwater disclaims beneficial ownership of the common stock owned by his spouse.

         (8) Includes 2,553 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006.

         (9) Includes 24,330 shares held jointly by Mr. Turner and his spouse; 3,157 shares held by Mr. Turner's spouse in her own name; and 12,762 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006. Mr. Turner disclaims beneficial ownership of the common stock held by his spouse.

         (10) Includes 43,131 shares held by Mr. Vander Eems' spouse in her own name; 10,100 shares held by Mr. Vander Eems as custodian for his child; and 5,105 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006. Mr. Vander Eems disclaims beneficial ownership of the common stock held by his spouse.

         (11) Includes 676 shares held by Mr. Van Ostenbridge's immediate family members and 46,937 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006.

         (12) Includes 169,979 shares held by Mr. Van Wingerden and his spouse. Includes 2,553 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006. Mr. Van Wingerden disclaims beneficial ownership of the common stock held by his spouse.

         (13) Includes 2,552 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006.

         (14) Includes 302 shares held by Mr. Yeaton and his spouse. Includes 2,552 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006. Mr. Yeaton disclaims beneficial ownership of the common stock held by his spouse.

         (15) Includes 11,760 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006.

         (16) Includes 771 shares issuable upon exercise of stock options exercisable within 60 days of March 24, 2006.


                          REPORT OF THE AUDIT COMMITTEE

         The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of the Corporation's financial reporting process. We meet with both the independent auditors and the internal auditors, each of whom has unrestricted access to the committee. We also meet with management periodically to consider the adequacy of the Corporation's internal controls and the objectivity of its financial reporting. We discuss these matters with the independent auditors, internal auditors and appropriate financial personnel of the Corporation.

         The directors who serve on the committee are all "independent" for the purposes of Rule 42000(a)(15) of the NASDAQ's listing standards. That is, the Board of Directors has determined that none of us has a relationship with the Corporation and the Bank that may interfere with our independence from the Corporation and its management.

         Management has primary responsibility for the Corporation's financial statements and the overall reporting process, including the Corporation's system of internal controls. The independent auditors audit the financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of the Corporation in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

         This year, we reviewed the Corporation's audited financial statements and met with both management and KPMG LLP, the Corporation's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

         We have received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Boards No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Corporation. We also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Based on these reviews and discussions, we recommended to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

                                            Submitted by:

                                            Audit Committee
                                            Harold Dyer, Chairman
                                            John L. Steen
                                            Michael Westra, CPA
                                            Howard Yeaton, CPA

                              INDEPENDENT AUDITORS

         The Audit Committee of the Board of Directors of the Corporation and the Bank has recommended the engagement of Crowe Chizek and Company LLP to act as independent public accountants for the Corporation and the Bank for the fiscal year ending December 31, 2006. KPMG LLP has acted as the Corporation's and the Bank's independent public accountants for the fiscal years ended December 31, 1996 through 2005.

         During the Corporation's two most recent fiscal years and through March 10, 2006, the date the audit committee recommended the engagement of Crowe Chizek and Company LLP ("Crowe"), neither the Corporation nor anyone acting on the Corporation's behalf consulted with Crowe regarding (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Corporation's financial statements or (2) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

         In connection with the audits of the Corporation's consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 and the subsequent period through March 10, 2006, there were: (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) no reportable events. Further, the audit reports of KPMG on the Corporation's consolidated financial statements as of and for the years ending December 31, 2005 and 2004 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         KPMG LLP has advised the Corporation that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

Fees Billed by KPMG During Fiscal Year 2005 and Fiscal Year 2004

         Audit Fees

         The aggregate fees billed for professional services by KPMG LLP in connection with the audit of the financial statements for the fiscal year ended 2005, and the reviews of the financial statements for each of the first three fiscal quarters in 2005, were approximately $90,000. The aggregate fees billed for professional services by KPMG LLP in connection with the audit of the financial statements for the fiscal year ended 2004, and the reviews of the financial statements for each of the first three fiscal quarters in 2004, were approximately $65,000.

         Audit-Related Fees

         There were no fees billed for audit-related fees by KPMG LLP for the fiscal years ended 2005 and 2004, respectively.

         Tax Fees

         KPMG LLP billed the Corporation $24,750 and $21,500 for the fiscal years ended 2005 and 2004, respectively, for tax compliance services.

         All Other Fees

         There were no other fees billed by KPMG LLP for the fiscal years ended 2005 and 2004, respectively.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP.

Pre-Approval of Audit and Permissible Non-Audit Services

         The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. All audit and permissible non-audit services provided by KPMG LLP to the Corporation for the fiscal years ended 2005 and 2004 were approved by the Audit Committee.

                                PERFORMANCE GRAPH

         The Performance Line Graph presents the total return to the Corporation's shareholders for the period December 31, 2000 through December 31, 2005. The Corporation's Common Stock is compared to the NASDAQ Composite Index and a peer group consisting of ten banks located in the Mid-Atlantic region with total asset size similar to that of the Corporation. The peer group consists of 1st Constitution Bancorp, Boardwalk Bank, Central Jersey Bancorp, Codorus Valley Bancorp, Inc., Community Bank of Bergen County, First Morris Bank & Trust, Mid Pen Bancorp, Sterling Bank, Sussex Bancorp and Unity Bancorp, Inc. The information in this graph is not necessarily indicative of the Corporation's future performance.

SSFN      Nasdaq Composite Index  Peer Index     FWFC      MBP     CVLY     PFIS     SRCK     EGBN     CBNJ    CRRB    JFBC     UNNF
  100.00                  100.00      100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00  100.00  100.00   100.00
  130.49                  140.10      120.97   176.92    83.45    87.79   155.07   222.35    73.21   115.52   96.55  113.14    85.72
  144.83                  260.51      112.59   185.77    87.82    91.80   173.25   107.97    75.00   105.66   91.04  126.53    81.08
  141.48                  158.57       96.54   160.19    62.01    88.65   148.69    64.26    74.78   105.35   73.38  123.88    64.23
  162.52                  125.59      114.10   166.79    78.55    82.49   174.46    80.64   126.87   126.09   83.66  145.50    75.90
  169.25                   86.40      153.94   183.47    98.40    99.98   199.60    77.36   170.75   224.98   93.77  298.04    93.05


SSFN      Nasdaq Composite Index  Peer Index     FWFC      MBP     CVLY     PFIS     SRCK     EGBN     CBNJ    CRRB    JFBC     UNNF
  100.00                  100.00      100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00  100.00  100.00   100.00
  110.99                  185.95       93.30   127.75    91.47   105.00    83.20    87.91    56.64    82.50  102.44   90.81   105.24
  108.42                  113.19       79.36    88.75    91.20    90.54   104.49    88.46    18.88    61.03  102.13   73.83    74.31
  124.54                   89.64      107.98   178.27   109.15    94.27   106.43   107.79    61.36    61.19  173.29   93.95    94.13
  129.70                   61.67      143.34   254.41   194.76   103.70   109.02   183.17    77.78    60.78  233.22   98.63   117.92
  240.43                   92.90      184.20   290.44   257.87   169.78   176.46   190.55   113.59    82.48  301.68  119.71   139.47


SSFN      Nasdaq Composite Index  Peer Index     FWFC      MBP     CVLY     PFIS     SRCK     EGBN     CBNJ    CRRB    JFBC     UNNF
  100.00                  100.00      100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00  100.00  100.00   100.00
   97.69                   60.87       81.68    69.47    76.95   125.59    33.33    80.88    73.98    97.78   80.99   81.30    96.57
  112.21                   48.21      109.59   139.55   107.49   127.92   108.33    90.00    74.17   138.91  116.16  103.46    89.86
  116.86                   33.17      127.41   199.14   122.22   131.04   137.33   115.88    73.67   170.29  106.97  108.62   108.91
  223.42                   49.96      180.53   227.35   162.58   212.09   200.57   165.37    99.98   314.21  130.87  131.83   160.45
  222.02                   54.51      230.86   271.69   267.06   217.12   238.52   225.88   115.01   496.66  148.85  168.66   159.10


SSFN      Nasdaq Composite Index  Peer Index     FWFC      MBP     CVLY     PFIS     SRCK     EGBN     CBNJ    CRRB    JFBC     UNNF
  100.00                  100.00      100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00  100.00  100.00   100.00
  114.87                   79.20      129.67   200.87   139.68   101.85   137.59   111.27   100.26   142.07  143.42  126.67    93.05
  119.63                   54.49      151.17   286.65   158.82   104.34   141.32   143.27    99.58   174.15  132.08  158.68   112.78
  228.71                   82.08      220.84   327.26   211.27   168.87   324.66   204.46   135.15   321.34  161.58  187.68   166.15
  227.28                   89.55      281.98   391.08   347.05   172.88   386.09   279.27   155.47   507.93  183.79  231.47   164.76
  223.78                   91.42      286.41   476.11   327.21   176.78   448.98   269.81   199.38   382.47  185.42  219.39   178.53


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that, during the fiscal year ended December 31, 2005, all filing requirements applicable to its officers, directors and greater than 10% shareholders were timely met except for Julie Holland (2 late Form 4 filings), Arie Leegwater (1 late Form 4 filings), Tim Madden (2 late Form 4 filings), Paul Van Ostenbridge (2 late Form 4 filings), Abe Van Wingerden (8 late Form 4 filings), Michael Westra (3 late Form 4 filings), and Howard Yeaton (3 late Form 4 filings). The late filings for Julie Holland, Tim Madden, and Paul Van Ostenbridge were to report stock purchases from the Employee Stock Purchase Plan. The late filings for Abe Van Wingerden, Michael Westra, and Howard Yeaton were to report stock purchases from the Directors Stock Purchase Plan. Procedures have been put in place as of March 30, 2006 to timely file these types of purchases in the future.


                           ANNUAL REPORT ON FORM 10-K

         The Corporation will furnish without charge its annual report on Form 10-K upon receipt of your written request. Requests should be sent to the Secretary of the Corporation at 630 Godwin Avenue, Midland Park, New Jersey 07432.

                              SHAREHOLDER PROPOSALS

Shareholders who wish to present proposals to be included in the Corporation's 2007 proxy materials must submit such proposals to the Secretary of the Corporation at 630 Godwin Avenue, Midland Park, New Jersey 07432 by December 6, 2006. For any proposal that is not submitted for inclusion in next year's proxy materials, but is instead sought to be presented directly at the 2007 Annual Meeting, SEC rules permit the Corporation to exercise discretionary voting authority to the extent conferred by proxy if the Corporation: (1) receives notice of the proposal before February 19, 2007 and advises shareholders in the 2007 proxy statement of the nature of the proposal and how management intends to vote on such matter or (2) does not receive notice of the proposal before February 19, 2007. Notices of intention to present proposals at the 2007 Annual Meeting should be submitted to the Secretary of the Corporation at 630 Godwin Avenue, Midland Park, New Jersey 07432.

                                  OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting; however, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

                                   EXHIBIT A.


      THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT
                         HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933

                                    May, 2006



                    [LOGO STEWARDSHIP FINANCIAL CORPORATION]

                             2006 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS




Section 1.        Purpose

         The Stewardship Financial Corporation 2006 Stock Option Plan for Non-Employee Directors (the "Plan") is hereby established to foster and promote the long term success of Stewardship Financial Corporation (the "Corp.") and its shareholders by providing directors who are not employees with an opportunity to establish an equity interest in the Corp. The Plan will assist the Corp. and its subsidiaries in attracting and retaining the highest quality of experienced persons as directors and in aligning the interest of non-employee directors of the Corp. more closely with the interest of the Corp.'s shareholders.

Section 2.        Definitions

         Capitalized terms not specifically defined elsewhere herein shall have the following meanings:

         "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Board" shall mean the Board of Directors of the Corp.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Committee" shall mean the Compensation Committee of the Board, which shall consist of two (2) or more directors of the Board to administer the Plan and perform the functions set forth herein.

         "Common Stock" or "Stock" shall mean the common stock, no par value, of the Corp.

         "Corp." shall mean Stewardship Financial Corporation and any present or future subsidiary corporations of Stewardship Financial Corporation (as defined in Section 424 of the Code) or any successor to such corporations.

         "Disability" shall mean permanent and total disability which if the Non-Employee Director were an employee of the Corp. would be treated as a total disability under the term of the Corp.'s long term disability plan for employees as in effect from time to time.

         "Fair Market Value" means, with respect to a share of Common Stock, the fair market value as determined by the Committee in good faith and in a manner established by the Committee from time to time using a reasonable method; provided, however, if the shares of Common Stock are "last sale reported over the counter securities," then the "Fair Market Value" of such shares on any date shall be the average of the high and low prices for the Common Stock reported in the consolidated reporting system, or the average of the bid and asked prices (if the shares of Common Stock are over the counter securities), on the business day immediately preceding the date in question, as reported on the NASDAQ system. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

         "Non-Employee Director" shall mean a member of the Board who is not an employee of the Corp.

         "Plan" shall mean the Stewardship Financial Corporation 2006 Stock Option Plan for Non-Employee Directors.

         "Stock Option(s)" or "Option(s)" shall mean a right or rights to purchase Common Stock of the Corp. granted to a Non-Employee Director pursuant to the Plan, which is not intended to be an incentive stock option under Section 422 of the Code.

Section 3.        Administration

         (a) The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote, or by unanimous written consent of its members.

         (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

                  (i) to construe and interpret the Plan, any Stock Option Agreement described in Section 6(e) and the Stock Options granted hereunder and thereunder and to establish, amend and revoke rules, regulations, guidelines and practices for the administration of the Plan as it shall from time to time consider advisable, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Stock Option, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective; provided, however, that the Committee shall have no discretion with respect to designating (x) the recipient of Stock Options, (y) the number of shares of Common Stock that are subject to a Stock Option, or (z) the exercise price for a Stock Option. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Corp. and the Non-Employee Directors; and

                  (ii) to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Corp. with respect to the Plan.

         (c) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

Section 4.        Eligibility and Participation

         Each Non-Employee Director of the Corporation shall participate in the Plan.

Section 5.        Common Stock Subject to Plan

         (a) The maximum number of shares of Common Stock that may be made subject to Stock Options granted pursuant to the Plan is 60,000, subject to the adjustments provided for in Section 9. The Corp. shall reserve such number of shares of Common Stock for the purposes of the Plan, out of its authorized but unissued Common Stock, as shall be determined by the Board. No fractional shares of Common Stock shall be issued with respect to Stock Options granted under the Plan.

         (b) If any Stock Option in respect of shares of Common Stock expires or is canceled without having been fully exercised, the number of shares subject to such Stock Option, but as to which such Stock Option was not exercised prior to its expiration or cancellation may again be available for the grant of Stock Options under the Plan.

Section 6.        Grant of Stock Options

         (a)  Directors  in Office on May 15, 2006.  On May 15, 2006,  the Corp.
              ------------------------------------
shall grant to each Non-Employee Director in office on May 15, 2006 Stock Options to purchase 5,000 shares of Common Stock, subject to the vesting schedule and other conditions referred to in Section 7(g) hereof.

         (b) New  Directors.  The Corp.  shall grant to  individuals  who become
             --------------
Non-Employee Directors on or after May 15, 2006 Stock Options in accordance with the table below:

---------------------------------------------------------------------------------------
The Corp. shall award to Persons who Become   Number of shares of Common Stock
Non-Employee Directors                        subject to Stock Option grants
---------------------------------------------------------------------------------------
On or after May 15, 2006 and before May 15,   Stock Options to purchase 5,000 shares of
2007                                          Common Stock
---------------------------------------------------------------------------------------
On or after May 15, 2007 and before May 15,   Stock Options to purchase 4,000 shares of
2008                                          Common Stock
---------------------------------------------------------------------------------------
On or after May 15, 2008 and before May 15,   Stock Options to purchase 3,000 shares of
2009                                          Common Stock
---------------------------------------------------------------------------------------
On or after May 15, 2009 and before May 15,   Stock Options to purchase 2,000 shares of
2010                                          Common Stock
---------------------------------------------------------------------------------------
On or after May 15, 2010 and before May 15,   Stock Options to purchase 1,000 shares of
2011                                          Common Stock
---------------------------------------------------------------------------------------
On and after May 15, 2011                     -0-
---------------------------------------------------------------------------------------

         (c) Date of Grant. The date of grant of Stock Options shall be the date
             -------------
such Non-Employee Director takes office, or the date provided in the written instrument evidencing such grant, whichever is later.

         (d)  Non-Statutory  Options.  All Stock Options  granted under the Plan
              ----------------------
shall be  non-statutory  options not  entitled to special  tax  treatment  under
Section 422 of the Code.

         (e) Option Agreement.  The grant of any Stock Option shall be evidenced
             ----------------
by a written agreement delivered to the Non-Employee Director which shall state the number of shares of Common Stock that are subject to the Stock Option, the exercise price, the term of the Stock Option, and other terms, as the Committee may deem appropriate, that are not inconsistent with requirements of this Plan.

Section 7.        Terms and Conditions

         (a) The purchase price of the shares of Common Stock subject to each Stock Option shall be 100 percent of the Fair Market Value of such Common Stock on the day such Stock Option is granted, or the par value of such shares of Common Stock, whichever is greater. All Stock Options shall have a term of six
(6) years from the date of grant subject to earlier termination pursuant to the terms set forth herein.

         (b) In the event a Non-Employee Director's membership on the Board ceases by reason of his Disability or death, all Stock Options held by such Non-Employee Director shall become immediately exercisable, and may be exercised by the Non-Employee Director or his executor or administrator at any time prior to the expiration of the stated term of such Stock Options, or within one (1) year following his cessation of Board membership, whichever period is shorter.

         (c) In the event a Non-Employee Director's membership on the Board ceases for any reason other than death, Disability or as provided in Section 7(d) herein, all Stock Options then held and exercisable by such Non-Employee Director may be exercised at any time prior to the expiration of the stated term of such Stock Options, or within a period of three (3) months from the date of such cessation of Board membership, whichever period is shorter.

         (d) In the event a Non-Employee Director's membership on the Board ceases on or after he has attained age 72 for reasons other than death or Disability, any Stock Options then held and exercisable by such Non-Employee Director may be exercised at any time prior to the expiration of the term of the Stock Options or within three (3) years following his cessation of Board membership, whichever is shorter.

         (e) If a Non-Employee Director becomes an employee of the Corp. or any of its subsidiaries, the Non-Employee Director shall be treated as continuing in service for purposes of this Plan, but shall not be eligible to receive future grants hereunder while an employee. If the Non-Employee Director's service as an employee terminates without his again becoming a Non-Employee Director, the provisions of this Section 7 shall apply as if such termination of employment were the termination of the Non-Employee Director's membership on the Board.

         (f) Except as otherwise provided in this Section 7, no Stock Option under the Plan shall be assignable or transferable by the Non-Employee Director, and any attempted disposition thereof shall be null and void and of no effect. Nothing in this Section 7 shall prevent transfers by will or by the applicable laws of descent and distribution. During the life of a Non-Employee Director, a Stock Option shall be exercisable only by such Non-Employee Director or the Non-Employee Director's appointed guardian or legal representative.

         (g) It is understood and agreed that Stock Options are subject to the following terms and conditions:

                  (i) Expiration  Date.  Stock Options shall expire at the close
                      ----------------
of business on May 15, 2012 (such date being no later than the sixth anniversary of the date of grant), or as otherwise specified in subparagraphs of this section 7.

                  (ii)  Exercise of Option.  Stock Options may only be exercised
                        ------------------
on or after the following dates for the number of shares of Common Stock specified below; provided, however that no Stock Option shall be or become exercisable on any date that is less than six months from the date of grant of such Stock Option in accordance with Section 6 hereof.

--------------------------------------------------------------------------------
On or After                               Stock Options May be Exercised for
--------------------------------------------------------------------------------
May 15, 2007                              1,000 shares of Common Stock
--------------------------------------------------------------------------------
May 15, 2008                              1,000 shares of Common Stock
--------------------------------------------------------------------------------
May 15, 2009                              1,000 shares of Common Stock
--------------------------------------------------------------------------------
May 15, 2010                              1,000 shares of Common Stock
--------------------------------------------------------------------------------
May 15, 2011                              1,000 shares of Common Stock
--------------------------------------------------------------------------------

         Notwithstanding the foregoing (i) in the event a Non-Employee Director ceases membership on the Board at or after age 72 for reasons other than death or Disability, all Stock Options held by such Non-Employee Director shall become immediately exercisable, or (ii) in the event a Non-Employee Director ceases membership on the Board prior to age 72 for reasons other than death or Disability, the Committee may accelerate the vesting of all or part of the Stock Options held by such Non-Employee Director, in its sole and absolute discretion. In the event a Non-Employee Director's vesting schedule is accelerated pursuant to this provision, such Non-Employee Director shall exercise his Stock Options in accordance with Section 8 hereof.

Section 8.        Exercise of Option

         (a) Any Stock Option may be exercised in whole or in part at any time subsequent to such Stock Option becoming exercisable during the term of such Stock Option; provided, however, that each partial exercise shall be for a minimum of 100 whole shares of Common Stock only. No fractional shares may be purchased under this Plan.

         (b) Options may be exercised by written notice of exercise accompanied by payment of the exercise price in full for the purchased shares of Common Stock in cash or by certified or cashier's check payable to the Corp. or, unless otherwise prohibited by the terms of the grant agreement, by surrender to the Corp. of shares of Stock already owned by the Non-Employee Director based on the Fair Market Value of the Stock on the date the Option is exercised.

         (c) In the event that any Stock Option shall be exercised pursuant to Section 7 by any person or persons other than the Non-Employee Director, appropriate proof of the right of such person or persons to exercise such Stock Option must be provided to the Corp.


Section 9.        Capital Adjustments and Corporate Reorganizations

         (a) If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Corp., reorganization, recapitalization, reclassification, stock dividend, stock split up, spin-off, combination, exchange of shares, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Corp. or (ii) new, different or additional shares or other securities of the Corp. or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall automatically be made in (x) the maximum number and kind of shares of Common Stock reserved for issuance under the Plan as set forth in Section 5, (y) the number and kind of shares or other securities subject to the outstanding Stock Options under the Plan, and (z) the purchase price for each share of Common Stock subject to any then outstanding Stock Options under the Plan, without changing the aggregate purchase price (except for any change resulting from rounding off of share quantities or price as to which such Stock Options remain exercisable), provided that no adjustment shall be made pursuant to this Section 9 if such adjustment would cause the Plan to fail to comply with Rule 16b-3 of the Act. No fractional shares will be issued under the Plan on account of any such adjustment.

         (b) Except as otherwise provided in the instrument that evidences the Stock Option, in the event of a consolidation, merger, reorganization or sale of all or substantially all of the assets of the Corp. in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Corp. (collectively an "Extraordinary Event"), (i) all Stock Options held by such Non-Employee Director shall become immediately exercisable on the day which is three (3) days (but excluding Saturdays, Sunday's and legal holidays) before the date of consummation of the Extraordinary Event, (ii) holders of Stock Options shall continue to have the right to exercise their unexercised but currently exercisable Stock Options on or before the day before the date of consummation of the Extraordinary Event, and (iii) the board of directors of any corporation assuming the obligations of the Corp. (or any committee thereof), may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options: (A) provide that such Stock Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to the Non-Employee Directors holding Stock Options, provide that all unexercised Stock Options will terminate immediately prior to the consummation of such transaction unless exercised by the Participant before the time specified in clause (ii) above, (C) in the event of a merger under the terms of which holders of the Common Stock of the Corp. will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the Non-Employee Directors holding Stock Options equal to the difference between (x) the Merger Price times the number of shares of Common Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (y) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options, and (D) provide that all or any outstanding Stock Options shall become exercisable in full immediately prior to such event; provided, however that in no event shall the operation of the foregoing provisions be permitted to cause the Non-Employee Director or the Plan to fail to comply with Rule 16b-3 of the Act, and provided, further that in the unlikely event any Stock Options issued under the Plan shall remain outstanding after giving effect to the foregoing provisions, such Stock Options shall terminate on the date the Extraordinary Event is consummated.



Section 10.       General Provisions Applicable to Stock Options

         (a) The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exception provided by Rule 16b-3 under the Act.

         (b) Upon the issuance of shares of Common Stock in respect of a Stock Option exercised by a Non-Employee Director such number of shares issuable shall be reduced by the number of shares necessary to satisfy such Non-Employee Director's federal, and where applicable state withholding tax obligations. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Corp. may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Non-Employee Director.


Section 11.       Other Provisions

         (a) The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey, to the extent such state laws are not preempted by any laws of the United States.

         (b) As used herein, the masculine gender shall include the feminine gender.

         (c) The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

         (d) All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Non-Employee Director at the address contained in the records of the Corp. or to the Corp. at its principal office.

         (e) Nothing in this Plan or in any Stock Option granted hereunder shall confer upon any Non-Employee Director any right to continue to serve as a director of the Corp. or shall interfere with or restrict in any way the right, which right is hereby expressly reserved, to remove any Non-Employee Director as a director in accordance with the by-laws and certificate of incorporation of the Corp. and applicable law.

         (f) The obligation of the Corp. to sell or deliver shares of Common Stock with respect to Stock Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

         (g) The Plan is intended to comply with Rule 16b-3 promulgated under the Act and is further intended to be administered in the manner specified in paragraph (c)(2)(ii) of that Rule, and the Committee shall interpret and administer the provisions of the Plan or any Stock Option in a manner consistent therewith. Any provisions inconsistent with such Rule and paragraph shall be inoperative and shall not affect the validity of the Plan.

         (h) All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corp.

         (i) The adoption of the Plan shall not affect any other compensation of incentive plans in effect for the Corp. Nothing in this Plan shall be construed to limit the right of the Corp. to establish, alter or terminate any other forms of incentives, benefits or compensation for directors of the Corp., including, without limitation, conditioning the right to receive other incentives, benefits or compensation on a director not participating in this Plan; or to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of stock options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, firm or association.

         (j) Holders of Stock Options under the Plan shall have no rights as shareholders of the Corp. unless and until certificates for shares of Common Stock are registered in their names in satisfaction of a properly exercised Stock Option.

         (k) The terms of the Plan shall be binding upon the Corp., the Non-Employee Directors and their successors and assigns.

Section 12.       Amendment or Termination of the Plan

The Board may not terminate, suspend, amend or modify the Plan without approval by the Corp.'s shareholders, except that the Board may amend or modify the Plan and any stock option agreement made pursuant to Section 6(e) of the Plan in order to conform the Plan to any applicable law, rule, regulation or accounting requirement applicable to the Company, or to avoid any adverse consequence to the company or the Plan under any of the foregoing. The termination or any modifications or amendment of the Plan shall not, without the consent of a Non-Employee Director, affect his rights under a Stock Option previously granted to him. The Plan shall not be amended more than once every six months, other than to comport with changes in the Code.

Section 13.       Effective Date and Term of the Plan

The Plan shall be effective on the date it is first approved by the shareholders of the Corp. Unless sooner terminated in accordance with Section 9, the Plan shall terminate upon the close of business on the day next preceding the sixth anniversary of the date of its adoption. Stock Options may not be granted under this Plan after that date.

                                     SUMMARY
                                     -------

The Plan; Eligibility
---------------------

The 2006 Stock Option Plan for Non-Employee Directors (the "Plan") of Stewardship Financial Corporation (the "Corp.") was approved by the shareholders of Stewardship Financial Corporation on May 9, 2006. The purpose of the Plan is to assist the Corp. and its subsidiaries in attracting and retaining highly qualified persons to serve as members of the Board of Directors.

Administration of the Plan
--------------------------

The Plan is administered by the Compensation Committee of the Corp.'s Board of Directors (the "Committee"). The members have been selected by the Board and serve for a term of one (1) year, or until their successors are selected by the Board. The Board may fill vacancies, however caused, in the Committee.

Any participant wishing to obtain additional information about the Plan and its administrators should contact Stewardship Financial Corporation, Attn: Corporate Services, 630 Godwin Avenue, Midland Park NJ 07432, telephone 877-844-BANK or 201-444-7100. The Corp.'s website is www.asbnow.com.

Certain Resale Restrictions
---------------------------

Participants who are directors, executive officers or beneficial owners of at least 10% of the company's equity securities are deemed to be "affiliates" (i.e. control persons) of the Corp., for purposes of the Securities Act of 1933, as amended (the "Act"). Affiliates are required to comply with the requirements

(other than the two year holding period) of Rule 144 of the Securities and Exchange Commission promulgated pursuant to the Act, with respect to offers and sales of the shares of Common Stock acquired upon exercise of Stock Options, unless those shares are registered by the Corp. pursuant to a separate registration statement. The Corp. does not presently intend to file such a registration statement in the foreseeable future.

The Plan qualifies for an exemption from certain restrictions imposed by Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

Certain Tax Information
-----------------------

The Stock Options granted under the Plan will be treated as "non-statutory options" for federal income tax purposes. The grant of a non-statutory option which has no readily ascertainable fair market value at the time it is granted is not taxable to the recipient of the option for federal income tax purposes at the time the option is granted. The options granted under the Plan should be considered as having no readily ascertainable fair market value at the time of grant because they are neither tradable on an established market nor transferable by the recipient.

The recipient of a non-statutory option realizes compensation taxable as ordinary income at the time the option is exercised or transferred. The amount of such compensation is equal to the amount by which the fair market value of the stock acquired upon exercise of the option exceeds the amount required to be paid for such stock. At the time the compensation income is realized by the recipient of the option, the Corp. is entitled to an income tax deduction in the amount of the compensation income, provided applicable rules pertaining to tax withholding are satisfied and the compensation represents an ordinary and necessary business expense of the Corp. The stock acquired upon exercise of the option has an adjusted basis in the hands of the recipient equal to its fair market value taken into account in determining the recipient's compensation and a holding period commencing on the date the stock is acquired by the recipient. At the time the stock is subsequently sold or otherwise disposed of by the recipient, the recipient will recognize a taxable capital gain or loss measured by the difference between the adjusted basis of the stock at the time it is disposed of and the amount realized in connection with the transaction. The long term or short term nature of such gain or loss will depend upon the applicable holding period for such stock.

The foregoing is a summary of the Federal income tax consequences of the Plan, and does not purport to be a complete statement of all possible tax ramifications of the Plan to the Corp. or the Participants holding the Stock Options. Participants should consult with their own tax advisers regarding the tax consequences of participating in the Plan with respect to their own particular circumstances, including the applicability of various foreign, state and local laws.

The Plan is not qualified under Section 401(a) of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Additional Information Available
--------------------------------

The following documents are available to Participants at no charge, upon request: (i) the last 10K report of the Corp. for the fiscal year ended December 31, 2005, (ii) the Corp.'s last 10Q reports for the fiscal quarters ended March 30, June 30 and September 30, 2005, (iii) Stewardship Financial Corporation's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 10, 1996 and (iv) the Corp.'s annual and periodic reports subsequently filed with the Securities and Exchange Commission, all of which are incorporated by reference in, and made a part of, the prospectus covering the shares registered under the Plan. The Annual Report to the shareholders of the Corp. for the fiscal year ended December 31, 2005, as well as all documents constituting part of the prospectus covering the shares registered under the Plan, are also available to Participants at any time, free of charge, upon request. If information regarding the Plan is updated, Participants will automatically be sent such updated information, and will also receive, upon becoming stockholders pursuant to the Plan, all items regularly furnished to stockholders of the Corp., such as annual reports, interim reports and proxy statements.

Any Participant wishing to receive any of the foregoing documents should contact Stewardship Financial Corporation, Attn: Corporate Services, 630 Godwin Avenue, Midland Park NJ 07432, telephone 877-844-BANK or 201-444-7100. Items referred to in the above paragraph are generally available on the website at www.asbnow.com.

                  NON-EMPLOYEE DIRECTORS STOCK OPTION AGREEMENT

Stewardship Financial Corporation, a New Jersey corporation, (the "Corp."), hereby grants on this 15th day of May, 2006, to _________________ (the "Optionee") an option to purchase a total of 1,000 shares of the common stock of the Corp. (the "Number of Option Shares") under the 2006 Stock Option Plan for Non-Employee Directors (the "Plan"), at an exercise price of $__________ per share, and in the manner and subject to the provisions of this Option Agreement (the "Option"). Unless otherwise provided in this Option Agreement, defined terms shall have the meaning given to such terms in the Plan.

         1) Grant of the Option.  The Option is granted  effective as of May 15,
            -------------------
2006, (the "Date of Option Grant"). The Number of Option Shares and the exercise price per share of the Option are subject to adjustment from time to time as provided in paragraph 9 below.

         2) Status of the Option. The Option shall be a non-statutory option not
            --------------------
entitled to special tax treatment under Section 422 of the Code.

         3) Term of the Option.  The Option shall terminate and may no longer be
            ------------------
exercised on the first to occur of (a) the date which is six (6) years after the date of the Option Grant (the "Option Term Date"), or (b) the last date for exercising the Option following termination of the Optionee's director status with the Corp. as described in paragraph 7 below.

         4) Exercise of the option.
            ----------------------

                  (a) Right to  Exercise.  Unless  otherwise  determined  by the
                      ------------------
Board of Directors of the Corp. (the "Board") the Option shall be exercisable, during the term of such stock option, in whole or in part at any time during the option term, provided at least a minimum of 100 shares be purchased whenever a stock option is exercised. In no event shall the Option be exercisable for more shares than the number of Option Shares or for fractional shares. The Option may only be exercised on or after the following dates for the number of shares of Common Stock specified below:

            On or After this Date             Number of Shares
                     May 15, 2007                      1,000
                     May 15, 2008                      1,000
                     May 15, 2009                      1,000
                     May 15, 2010                      1,000
                     May 15, 2011                      1,000
                                                       -----
                                                       5,000

The foregoing vesting schedule may be accelerated, however, as provided in Sections 7(c), 7(g) and 9(b) of the Plan.

                  (b) Method of Exercise. The Option may be exercised by written
                      ------------------
notice to the Corp. which must state the election to exercise the Option the number of shares of common stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement and the Plan. The written notice must be signed by the Optionee and must be delivered in person or by certified or registered mail, return receipt requested, to the Stock Compensation Committee or Corporate Services of the Corp., prior to the termination of the Option as set forth in paragraph 3 above, accompanied by full payment of the exercise price for the number of shares of common stock being purchased in a form permitted under the terms of the Plan.

                  (c) Withholding. At the time the Option is exercised, in whole
                      -----------
or in part, or at any time thereafter as requested by the Corp., the Optionee shall make adequate provision for the foreign, federal and state tax withholding obligations of the Corp., if any, which arise in connection with the Option, including, without limitation obligations arising upon (i) the exercise, in whole or in part, of the Option (ii) the transfer, in whole or in part, of any shares of common stock acquired on exercise of the Option, (iii) the operation of any laws or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares of common stock acquired on exercise of the Option.

         5)  Restrictions  on Grant of the Option and  Issuance  or Shares.  The
             -------------------------------------------------------------
grant of the Option and the issuance of shares of common stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of shares of common stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulation. In addition, the Option may not be exercised unless (a) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares of common stock issueable upon exercise of the Option or
(b) in the opinion of legal counsel to the Corp., the shares of common stock issueable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As a condition to the exercise of the Option, the Corp. may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be required by the Corp.

         6)  Non-Transferability  of the  Option.  The Option  may be  exercised
             -----------------------------------
during the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner except by will, or by the laws of descent and distribution.

         7) Termination.  The terms and conditions of Section 7 and Section 9(b)
            -----------
of the Plan are incorporated herein by reference as though set forth herein in full.

         8)  Effect  of  Change  in Stock  Subject  to the  Option.  Appropriate
             -----------------------------------------------------
adjustments shall be made in the number, exercise price and class of shares of stock subject to the Option in the event of a stock dividend, stock split, reverse stock split, recapitalization combination, reclassification, or like change in the capital structure of the Corp.

         9) Rights as a  Stockholder  or Directors.  The Optionee  shall have no
            --------------------------------------
rights as a stockholder with respect to any shares of common stock covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in paragraph 9 above. Nothing in the Option shall confer upon the Optionee any right to continue as a Director of the Corp. or interfere in any way with any right of the Corp. to terminate the Optionee's Director status provided by law.

         10) Notice of Sales Upon Disqualifying Disposition.  The Optionee shall
             ----------------------------------------------
dispose of the shares of common stock acquired on exercise of the Option only in accordance with the provisions of this Option Agreement and the Plan.

         11) Certificate  Registration.  The certificate or certificates for the
             -------------------------
shares of common stock as to which the Option has been exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

         12) Binding Effect. This Option Agreement shall inure to the benefit of
             --------------
the successors and assigns of the Corp. and be binding upon the Optionee and the Optionee's heirs, executors, administrators, successors and assigns.

         13) Integrated Agreement. This Option Agreement and the Plan constitute
             --------------------
the entire understanding and agreement of the Optionee and the Corp. with respect to the subject matter contained therein and therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee an the Corp. other than those as set forth or provided for herein and therein. To the extent contemplated herein and thereon, the provisions of the Option agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

         14) Applicable Law. This Option Agreement shall be governed by the laws
             --------------
of the State of New Jersey as such laws are applied to agreements between New Jersey residents entered into and to be performed entirely within the State of New Jersey.

         15) Subject to Plan.  Except as may be  specifically  set forth herein,
             ---------------
the rights of the Optionee are subject to all of the terms and conditions of the Plan, the provisions of which are hereby incorporated by reference herein.

                                               Stewardship Financial Corporation

                                               ----------------------------
                                               Robert J. Turner, Chairperson
                                               Compensation Committee

The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and the Plan, the receipt of a copy of which is hereby acknowledged, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement or the Plan.

Date: May 15, 2006
                                               -----------------------------
                                               Director

[X] PLEASE MARK VOTES              REVOCABLE PROXY
    AS IN THIS EXAMPLE    STEWARDSHIP FINANCIAL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 9, 2006

The undersigned hereby appoints Ruth Kuiken, Brian Hanse, and Paul Ruitenberg, and each of them, with full power of substitution, as proxies for the undersigned to attend the annual meeting of shareholders of Stewardship Financial Corporation (the "Corporation"), to be held at the Christian Health Care Center, Mountain Avenue entrance, Wyckoff, New Jersey 07481, on May 9, 2006, at 7:00 p.m., or any adjournment thereof, and to vote the number of shares of Common Stock of the Corporation that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

                                                                  With-  For All
                                                           For    hold   Except
1. To elect the following nominees for                     [_]    [_]      [_]
   election as directors:

   Robert J. Turner
   William J. Vander Eems
   Paul Van Ostenbridge

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                                           For  Against  Abstain
2. To adopt the 2006 Stock Option Plan for                 [_]    [_]      [_]
   Non-Employee Directors.

                                                           For  Against  Abstain
3. To ratify the appointment of Crowe Chizek               [_]    [_]      [_]
   and  Company   LLC  as  the Corporation's
   independent accountants for the fiscal year ending December 31, 2006.

The Proxies will vote as specified herein or, if a choice is not specified, they will vote "FOR" the proposal set forth above. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

This Proxy is solicited by the Board of Directors of the Corporation.

                                                        ------------------------
Please be sure to sign and date                         | Date
  this Proxy in the box below.                          |
--------------------------------------------------------------------------------



---Shareholder sign above---------------------Co-holder (if any) sign above-----

--------------------------------------------------------------------------------
 ^ Detach above card, sign, date and mail in postage-paid envelope provided. ^


                        STEWARDSHIP FINANCIAL CORPORATION
--------------------------------------------------------------------------------
   When shares are held by two or more persons as joint tenants, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

-----------------------------------

-----------------------------------

-----------------------------------